UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 13, 2007


                          L-1 IDENTITY SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                     000-21559                   04-3320515
(State or other jurisdiction   (Commission file number)        (I.R.S. employer
     of incorporation)                                       identification no.)



                  177 BROAD STREET, STAMFORD, CONNECTICUT 06901
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (203) 504-1100

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported in the Current Report on Form 8-K filed by L-1 Identity Solutions, Inc. (the "Company") on June 20, 2006, the Company entered into an Agreement and Plan of Merger, dated as of June 18, 2007 (the "Merger Agreement") to acquire McClendon Corporation ("McClendon"). McClendon is a privately held company based in Chantilly, Virginia, that provides technical and professional services primarily to the United States federal government military and intelligence agencies. On July 13, 2007, the Company completed the acquisition of McClendon pursuant to the Merger Agreement and paid consideration of $66 million, consisting of $33 million in cash and $33 million in shares of common stock of the Company. The number of shares of common stock of the Company issued (1,612,627 million shares) was determined based on the average closing sales price of the Company's common stock for the 20 trading days prior to the closing date. The acquisition of McClendon was consummated by the merger of a wholly owned subsidiary of the Company with and into a newly formed holding company owning all of the equity securities of McClendon, with the holding company subsequently being merged with and into L-1 Identity Solutions Operating Company, a wholly owned subsidiary of the Company. As a result of the mergers, McClendon is now a wholly owned subsidiary of L-1 Identity Solutions Operating Company.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

As previously reported in the Company's Current Report on Form 8-K filed on June 20, 2007, the Company agreed to issue, in connection with the acquisition of McClendon, a number of shares of its common stock equal to $33 million divided by the average closing sales price of the Company's common stock for the period of 20 trading days prior to the closing date. Accordingly, on July 13, 2006, the Company issued 1,612,627 shares of common stock to the Selling Stockholders (as defined in the Merger Agreement) in a private placement and without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act and Regulation D promulgated pursuant thereto ("Regulation D"). The exemption from registration under Regulation D was based on, among other things, the receipt of representations from each Selling Stockholder to the effect that such person is an "accredited investor" as defined in Rule 501(a) of Regulation D. As previously reported in the Company's Current Report on From 8-K filed on June 20, 2007, the Company has agreed to file a registration statement with respect to the resale of the shares of common stock issued as consideration for the acquisition of McClendon.










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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 19, 2007
                                     L-1 IDENTITY SOLUTIONS, INC.


                                     By:   /s/ Robert V. LaPenta
                                         ------------------------------
                                         Robert V. LaPenta
                                         Chairman, President and Chief Executive
                                         Officer

















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